Neuronetics, Inc. NASDAQ: STIM Company Presentation January 2021 Exhibit 99.1

Disclaimers This presentation has been prepared solely for use at this meeting. The material is given in conjunction with an oral presentation and should not be taken out of context. Unless the context requires otherwise, references to “Neuronetics” “the company,” “we,” “us” and “our,” refer to Neuronetics, Inc. This presentation includes statements that may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast” and similar expressions, or the negative thereof, among others, generally identify forward-looking statements. Forward-looking statements used in this presentation include statements regarding revenue guidance; future revenue and revenue growth; liquidity to fund growth; new product launches and market opportunity, market share and market share growth; future gross margin. Neuronetics cautions that these forward-looking statements are based on management's current expectations, estimates, forecasts and projections about Neuronetics, and assumptions management believes are reasonable, and are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, surgeons’ willingness to use the Company’s existing and newly launched products; the Company’s ability to continue to invest in medical education and training, product development, and/or sales and marketing initiatives at levels sufficient to drive future revenue growth; the Company’s ability to attract new, high-quality distributors and potential disruption to the Company’s existing distribution network; continued pricing pressure, as well as exclusion from major healthcare systems; the risk of supply shortages and the associated, potentially long-term disruption to product sales; unexpected expense and delay; changes to laws and regulations applicable to the Company and the industry in which it competes; and general economic and business conditions in the markets in which the Company does business, both in the U.S. and abroad. Additional information about the factors that may affect the operations of Neuronetics and results is set forth in Neuronetics’ annual and quarterly reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this presentation are made only as of the first day of the month and year set forth on the cover hereof and Neuronetics undertakes no obligation to release publicly any revisions or updates to forward-looking statements as a result of subsequent events or developments, except as required by law.

Presenters 33 years of experience: 30 years of experience:

NeuroStar Advanced Therapy — Transcranial Magnetic Stimulation (TMS) Focused on psychiatric indications Current Indication: Major Depressive Disorder (MDD) in adults failed to receive satisfactory improvement from prior antidepressant medication in the current episode Safe, effective and non-invasive office-based treatment FDA cleared 2008 CE mark (2012) and approved in Japan in September 2017. Reimbursement in Japan acquired in June 2019 Neuronetics Snapshot

Investment Highlights Clinically Relevant Outcomes for Patients with MDD Significant Clinical Study Compendium Large Direct Sales and Customer Support Team — Difficult to Replicate Broad US Reimbursement Favorable Psychiatrist Economics $9.6B Targeted Annual TAM Among Psychiatrist Practices Potential New Indication Opportunities and Geographic Expansion for Growth Financial Profile: FY 2019 Revenue $62.7M 2019 year over year growth of 19% versus 2018. Q3 2020 Revenue $12.4M versus $16.0M in 2019. Q3 2020 Ending Cash Balance, $50.7M.

Major Depressive Disorder Disease Overview Characterized by depressed mood or loss of interest in pleasure for at least two weeks Periods of remission and relapse over a lifetime 300 million people worldwide living with depression 13 million adults with MDD in the US 3.0% global incidence rate Disease Burden Economic burden in US estimated to be $210 billion in 2010 Medical Management First line treatment is antidepressants with or without psychotherapy Care by PCP, followed by referral to psychiatrist after failed treatment attempt

TMS uses pulsed, MRI-strength magnetic field Induces electrical currents to stimulate specific areas of brain associated with mood Stimulation triggers a cascading electro-chemical effect Changes connections in brain structures to improve neuronal circuit activity and mood Stimulated neurons release neurotransmitters Transcranial Magnetic Stimulation Effectiveness of TMS therapy depends on precise and targeted stimulation that is consistent and repeatable over treatment sessions Stimulates neurons in prefrontal cortex region of brain

Trivedi MH, et al. (2006). Evaluation of Outcomes with Citalopram for Depression Using Measurement-Based Care in Sequenced Treatment Alternatives to Relative Depression (“STAR*D“) Implications for Clinical Practice. Am J Psychiatry, 163(1):28-40. Limitations of Antidepressant Medications Approximately 28% and 21% of patients achieved remission in their first and second medication attempts, respectively Likelihood of remission was limited and declined with each new medication attempt Likelihood of discontinuing treatment increased with each new medication attempt In the fourth treatment attempt, likelihood of dropping out of treatment had more than quadrupled Adverse events discontinuation rate in monotherapy 9% to 41% Limited Effectiveness Treatment-Emergent Side Effects

Clinically Proven Solution 1 in 2 patients respond 1 in 3 patients achieve remission Long-term durability has been demonstrated with response and remission rates among users Acute Phase in Real-World Clinical Settings Study1 Long-term Durability in Real-World Clinical Settings Study2 Carpenter L.L, et al. (2012) Depression and Anxiety, 29(7):587–596 Dunner, D.L., et al. (2014) The Journal of Clinical Psychiatry, 75(12):1394–1401 Outcomes Registry World’s largest registry of treatment resistant depression with over 10,000 enrolled patients, of those >5,800 evaluable patients, across >100 treatment facilities Remission rate of 33% and response rate of 62% for over 5,800 self-evaluating patients Remission rate of 52% and response rate of 73% for 1,900+ patients evaluated by clinician rating scale

Clinically Proven Solution

Two Randomized Controlled Trials

- Sponsored largest RCT, sham-controlled TMS trial ever conducted
  - Enrolled 325 adult patients with treatment resistant MDD
    - **Primary Efficacy Endpoint:** MADRS at 4 weeks (P=0.057); not achieved but clinically meaningful improvement demonstrated
    - **Secondary Efficacy Endpoints Included:** HAMD 17 at 4 and 6 weeks (P=0.006 and P=0.005, respectively); HAMD 24 at 4 and 6 weeks (P=0.012 and P=0.015, respectively)
  - Basis of initial 510(k) clearance in 2008 — failed one prior antidepressant medication[1]
    - All patients who failed one prior research-grade Rx (N=164; MADRS, P=0.0006)
- Second, industry-independent RCT, sham-controlled trial funded by the NIMH
  - Enrolled 199 adult patients with treatment resistant MDD
    - **Primary Efficacy Endpoint:** Remission measured using HAMD 24 at up to 6 weeks (P=0.02)
  - Basis of expanded labeling in 2014 — failed one or more prior antidepressants[2]

Unmatched Body of TMS Clinical Data

12 Studies → **>900 Patients** → Resulting in **25 Publications** →



Safety Record

- > 3.4 million treatment sessions delivered globally
- > 94,600 patients treated
- Adverse events discontinuation rate ~5%[3]

1. O'Reardon, J.P., et al. (2007) *Biological Psychiatry*, 62(11):1208–1216
2. George, M.S., et al. (2010) *Archives of General Psychiatry*, now published as *JAMA Psychiatry*, 67(5):507–516
3. In sham-controlled studies

11 | Neuronetics

MDD Patient Continuum of Care



First-Line Treatment Attempts
• SSRIs
• SNRIs
Next Attempt
Antidepressant Switch
• Other SSRIs or SNRIs
• First-generation antidepressant medications
Next Attempt
Augmentation Strategies
Next Attempt
Atypical Antipsychotic Augmentation
Next Attempt
Electroconvulsive Therapy*
Next Attempt
Vagus Nerve Stimulation
Next Attempt
Next Attempt
Next Attempt
Next Attempt
TMS
Non-invasive
Non-systemic
TMS**
Next Attempt
Psychotherapy

NeuroStar Advanced Therapy is indicated for treatment of MDD in adult patients who have failed to achieve satisfactory improvement from prior antidepressant medication in the current episode

* ECT may be used earlier in the patient continuum of care in patients experiencing catatonia, acute suicidal behaviors or psychotic symptoms
** TMS may be used at any point along the continuum of care following one or more failed treatment attempts

12 | Neuronetics

Our Solution: NeuroStar Advanced Therapy

NeuroStar Advanced Therapy System



Therapy

- Psychiatrist establishes treatment dose and positioning in first session
- Five days a week for up to six weeks
- Trained member of office staff may administer subsequent treatment sessions under psychiatrist supervision

Efficient


19

- Non-invasive and no anesthesia
- MT Assist
- Treatment time as low as 19 minutes
- TrakStar stores patient's treatment data

Precise



- Proprietary SenStar Connect contact sensing
- SenStar magnetic field detector
- Proprietary, laser-aligned, six-point coordinate system

13 | Neuronetics

Payors and Reimbursement Reimbursement Covers MT assist and treatment sessions CPT Code Reimbursement 90867 MT Assist and Treatment Session 90868 Treatment Session 90869 Subsequent MT Assist and Treatment Session Payor Coverage Estimated to cover 95% of total private payor covered lives in the US 65+ major US private insurers provide coverage policies The top 25 US private insurers, including United/OPTUM, Anthem, Aetna, Cigna, HCSC, TRICARE and Humana, represent 205 million covered lives1 in excess of 200 million2 100% Medicare Coverage 59.7 million covered lives2 As of March 15, 2018 As of April 1, 2019

Physician Practice Economics

Proven return on investment for psychiatrists

Potential to provide meaningful incremental income to psychiatrist practice

NeuroStar® Advanced Therapy

Psychiatrist can generate ~$7,500 to $10,000 of revenue per patient per course of treatment on average

Can recoup capital investment by treating ~12 patients



NeuroStar Advanced Therapy has potential to enhance psychiatrist practice economics

15 | Neuronetics

Barriers to Entry Barriers to Market Entry Proprietary technology with a broad intellectual property portfolio Large, direct sales force Comprehensive customer support and practice development resources Significant body of clinical data and key opinion leader support A market leader in TMS therapy based on installed base

Japan Growth Opportunity

- Primary international focus is on Japan
- Third largest healthcare spend globally
- Single payor healthcare system
- Shonin Approval: September 2017
- Exclusive distribution agreement with Teijin Pharma signed October 2017
  - Teijin to promote sales of systems and treatment sessions
  - Minimum purchase requirements
  - Milestone payments received in 2017, \$2.8M
- Reimbursement listing effective June 2019
  - 2nd Milestone payment received in 2019, \$0.7M
  - 158 hospitals qualified
  - Approved reimbursement amount is ¥12,000

NeuroStar® Advanced Therapy



Estimated TAM in Japan for Treatment Sessions[1]

Adults Suffering from MDD
2.4 million[2]

↓

Treated by a Psychiatrist
655,000[2]

↓

Failed to achieve remission
475,000[3]

↓

~\$600 Million Addressable Market

Japan represents a large market opportunity

1. Assumes psychiatrist reimbursement levels per treatment course are similar to those in the U.S.
2. Source: National Center for Biotechnology and Information
3. Estimate based on Star*D data and all of whom covered by Japan's single payor healthcare system

17 | Neuronetics

Patent Portfolio Issued or allowed patents: 39 US / 52 OUS Pending patent applications: 6 US / 9 OUS Intellectual Property Key Portfolio Coverage Areas Contact Sensing Multiple, US patent expires 2024-2027 MT Assist US patent expires 2024 Iron Core Magnet Multiple, US patents expire 2025–2027 Significant IP portfolio intended to protect our technical advantage and ensure freedom to operate globally

Management and Board of Directors

Management

Keith Sullivan	President and CEO
Janie Bates	VP, Marketing
Steve Furlong	VP, CFO
Sara Grubbs	VP, Sales
Greg Harper	VP, Product Development & Operations
Andrew Macan	SVP, General Counsel, Chief Compliance Officer, and Corporate Secretary
Anthony Pui	VP, International Commercial Development
Kara Thornton	Senior Director, Head of Human Resources

Board of Directors

John Bakewell	Former EVP and CFO, Wright Medical Group
Sheryl L. Conley	Former Global President and Chief Marketing Officer, Zimmer Holdings
Brian Farley	Chairman; Former CEO and Chairman, Entellus Medical
Wilfred Jaeger	Three Arch Partners
Glenn Muir	Former CFO, Hologic
Bruce J. Shook	Director, President and CEO, Intact Vascular and Vesper Medical
Keith Sullivan	President and CEO, Neuronetics, Inc.

19 | Neuronetics

Financial Overview

Expected Preliminary Estimated Q4 and Full Year 2020 Results (Unaudited) (1) These preliminary, unaudited financial results are subject to the close of the quarter and year, completion of our quarter-end and year-end closing procedures and further financial review.  See “Forward-Looking Statements & Disclaimer.” (1) Unaudited financials Q4 2020 FY 2020 Revenue ~$15.0 – 15.5 million Sequential increase of between 21% and 25% compared to Q3 2020 ~$48.7 – $49.2 million

Annual Revenue ($ in millions) Annual Revenue by Geography Annual Product Revenue (US) +31% +29% +44% +24% +19% +19% +18% +23% +17% +3% $60.8

Worldwide Quarterly Revenue ($ in millions) Q3 2020 Revenue $12.4M versus $16.0M in Q3 2019

Results of Operations Three Months Ended September 30, ($ in thousands) 2019 2020 Revenues $16,000 $12,448 YOY Growth -22% Gross Profit 11,808 9,791 Gross Margin 74% 79% Operating Expenses: Sales and Marketing % of Revenues 10,362 65% 6,053 49% General and Administrative % of Revenues 4,285 27% 4,210 34% Research and Development % of Revenues 3,489 22% 1,952 16% Total Operating Expenses 18,136 12,215 Loss from Operations ($6,328) ($2,424) % of Revenues -40% -19% Nine Months Ended September 30, 2019 2020 $45,300 $33,665 -26% 34,130 25,874 75% 77% 31,477 69% 24,927 74% 13,145 29% 13,508 40% 9,499 21% 7,089 21% 54,121 45,524 ($19,991) ($19,650) -44% -58%

Financial Position ($ in thousands) As of September 30, 2020 Cash and Cash Equivalents $50,719 Other Balance Sheet Assets $27,620 Total Assets $78,339 Current Debt, net $34,542 Convertible Preferred Stock Warrant Liability $0 Convertible Preferred Stock $0 Accumulated Deficit ($273,883) Total Stockholders’ Equity $27,478

Supplemental Information

NeuroStar Unit Sales and Installed Base

NeuroStar Revenue

NeuroStar Treatment Sessions

3222 Phoenixville Pike Malvern, PA 19355 www.neurostar.com 610.640.4202